UNDER ARMOUR REPORTS SECOND QUARTER RESULTS

Revenues up 9 Percent; Company Updates Full Year 2017 Outlook

BALTIMORE, (August 1, 2017) – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the second quarter ended June 30, 2017. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Our second quarter performance validates the strength of our multiple growth levers to deliver solid results in today's dynamic global environment,” said Under Armour Chairman and CEO Kevin Plank. “More than doubling our business over the last three years has required significant investments and resources to build our brand. We are utilizing 2017 to ensure that operations across our diverse portfolio of sport categories, distribution channels and geographies are optimized as we are building a stronger, faster and smarter company.”

Restructuring Plan
Under Armour’s Board of Directors has approved a restructuring plan to more closely align its financial resources to support the company’s efforts to better serve the evolving needs of the changing consumer and customer landscape.

“As we stand up our category management structure within a consumer-led approach, we intend to meaningfully increase our go-to-market speed and amplify our digital capabilities,” continued Plank. “We’ve identified a number of areas to enhance our operational capabilities, drive process improvement and gain greater efficiencies. We remain steadfast in driving and building our brand while shifting our operational focus to become more return-on-investment and cost of capital centric - institutionalizing discipline to deliver more consistent, long-term shareholder value.”

In conjunction with this plan, the company expects to incur total estimated pre-tax restructuring and related charges of approximately $110-130 million in fiscal 2017, including approximately:

•
Up to $70 million in cash related charges, consisting of up to: $25 million in facility and lease terminations, $15 million in employee severance and benefits costs, and $30 million in contract termination and other restructuring charges; and,

•	Up to $60 million in non-cash charges comprised of approximately $20 million of inventory related charges and approximately $40 million of intangibles and other asset related impairments.

Second Quarter Review

•	Revenue was up 9 percent to $1.1 billion, up 8 percent currency neutral.

–	Revenue to wholesale customers rose 3 percent to $655 million and direct-to-consumer revenue was up 20 percent to $386 million.

–	A dynamic and promotional retail environment in North America continued to temper results with revenue in line with last year's same period. Outside North America, the strong momentum continued with international revenue up 57 percent (up 54 percent currency neutral), representing 22 percent of total revenue. Within our international business, revenue in EMEA was up 57 percent (up 53 percent currency neutral), up 89 percent in Asia-Pacific (up 87 percent currency neutral) and up 10 percent in Latin America (up 9 percent currency neutral).

–
Apparel revenue increased 11 percent to $681 million including strength in men's and women's training, and golf. Footwear revenue was down 2 percent to $237 million, against last year’s same period which was up 58 percent due to significant strength in basketball sales. Accessories revenue increased 22 percent to $123 million with strength in men's and women's training, and youth performance.

•
Gross margin declined 190 basis points to 45.8 percent as benefits from channel and product mix were offset by inventory management initiatives, changes in foreign currency rates, and higher air freight in connection with our enterprise resource planning (ERP) system implementation, which impacted the timing of shipments to certain key customers.

•
Selling, general and administrative expenses increased 10 percent to $503 million, or 46.2 percent of revenue (up 40 basis points), due to continued investments in the direct-to-consumer, footwear and international businesses.

•	Operating loss was $5 million. Including other interest and expense, there was a net loss of $12 million in the second quarter and a $0.03 loss in diluted earnings per share.

•	Inventory increased 8 percent to $1.2 billion.

•	Cash and cash equivalents increased 37 percent to $166 million.

Updated Fiscal 2017 Outlook

Key points related to Under Armour's full year 2017 outlook include:

•	Net revenues expected to grow 9 to 11 percent versus the previous expectation of 11 to 12 percent growth, reflecting moderation in the company's North American business.

•
Gross margin, on a reported basis, is expected to be down approximately 160 basis points compared to 46.4% in 2016 as benefits from product costs and sales mix are offset by impacts from the restructuring plan, changes in foreign currency and increased efforts to manage inventory. Excluding the impact of the restructuring, adjusted gross margin is expected to be down at least 120 basis points compared to 46.4% in 2016.

•
On a reported basis, operating income, is expected to reach approximately $160-180 million. Excluding the impact of the restructuring plan, adjusted operating income is expected to be approximately $280 million to $300 million.

•	Interest and other expense net of approximately $40 million;

•	An effective tax rate of 31 to 32 percent.

•
On a reported basis, full year diluted earnings per share is expected to be $0.18 to $0.21. Excluding the impact of the restructuring plan, full year adjusted diluted earnings per share is expected to reach $0.37-$0.40; and,

•	Other full year assumptions include capital expenditures of approximately $350 million.

Conference Call and Webcast

Under Armour will hold its second quarter 2017 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.underarmour.com and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” results as well as “adjusted” forward looking estimates of the company’s fiscal 2017 outlook. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the Company's results of operations period-over-period. Adjusted operating income, adjusted gross margin and adjusted diluted earnings per share estimates exclude the impact of the previously described restructuring plan. Management believes this information is useful to investors because it provides enhanced visibility into the company’s expected underlying results excluding the impact of the restructuring plan. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Additionally, the Company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc. (NYSE: UA, UAA), the originator of performance footwear, apparel and equipment, revolutionized how athletes across the world dress. Designed to make all athletes better, the brand's innovative products are sold worldwide to athletes at all levels. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community through a suite of applications: UA Record, MapMyFitness, Endomondo and MyFitnessPal. The Under Armour global headquarters is in Baltimore, Maryland. For further information, please visit the Company's website at www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from acquisitions and other significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to effectively manage our growth and a more complex global business; our ability to successfully execute our restructuring plan and realize its expected benefits; our ability to effectively drive operational efficiency in our business; our ability to comply with existing trade and other regulations, and the potential impact of new trade and tax regulations on our profitability; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Diane Pelkey
VP, Investor Relations	SVP, Global Communications
(410) 246-6810	(410) 246-5927

Under Armour, Inc.
For the Quarter Ended and Six Months Ended June 30, 2017 and 2016
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Quarter Ended June 30,				Six Months Ended June 30,
	2017	% of Net Revenues	2016	% of Net Revenues	2017	% of Net Revenues	2016	% of Net Revenues
Net revenues	$1,088,245	100.0%	$1,000,783	100.0%	$2,205,576	100.0%	$2,048,485	100.0%
Cost of goods sold	589,999	54.2%	523,136	52.3%	1,201,907	54.5%	1,090,202	53.2%
Gross profit	498,246	45.8%	477,647	47.7%	1,003,669	45.5%	958,283	46.8%
Selling, general and administrative expenses	503,031	46.2%	458,269	45.8%	1,000,918	45.4%	904,022	44.2%
Income (loss) from operations	(4,785)	(0.4)%	19,378	1.9%	2,751	0.1%	54,261	2.6%
Interest expense, net	(7,841)	(0.7)%	(5,754)	(0.5)%	(15,662)	(0.7)%	(10,286)	(0.5)%
Other expense, net	(2,884)	(0.3)%	(2,955)	(0.3)%	(313)	—%	(253)	—%
Income (loss) before income taxes	(15,510)	(1.4)%	10,669	1.1%	(13,224)	(0.6)%	43,722	2.1%
Income tax expense (benefit)	(3,202)	(0.3)%	4,325	0.5%	1,357	0.1%	18,198	0.9%
Net income (loss)	(12,308)	(1.1)%	6,344	0.6%	(14,581)	(0.7)%	25,524	1.2%
Adjustment payment to Class C capital stockholders	—	—%	59,000	5.9%	—	—%	59,000	2.9%
Net loss available to all stockholders	$(12,308)	(1.1)%	$(52,656)	(5.3)%	$(14,581)	(0.7)%	$(33,476)	(1.6)%

Basic net loss per share of Class A and B common stock	$(0.03)		$(0.12)		$(0.03)		$(0.08)
Basic net income (loss) per share of Class C common stock	$(0.03)		$0.15		$(0.03)		$0.19
Diluted net loss per share of Class A and B common stock	$(0.03)		$(0.12)		$(0.03)		$(0.08)
Diluted net income (loss) per share of Class C common stock	$(0.03)		$0.15		$(0.03)		$0.19

Weighted average common shares outstanding Class A and B common stock
Basic	219,168		217,711		218,938		217,262
Diluted	219,168		221,376		218,938		221,503

Weighted average common shares outstanding Class C common stock
Basic	221,255		217,832		220,956		217,323
Diluted	221,255		221,496		220,956		221,563

Under Armour, Inc.
For the Quarter Ended and Six Months Ended June 30, 2017 and 2016
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Apparel	$680,653	$612,840	11.1%	$1,396,090	$1,279,411	9.1%
Footwear	236,925	242,706	(2.4)%	506,583	506,952	(0.1)%
Accessories	122,588	100,734	21.7%	211,686	180,435	17.3%
Total net sales	1,040,166	956,280	8.8%	2,114,359	1,966,798	7.5%
Licensing revenues	25,110	21,006	19.5%	49,315	40,439	21.9%
Connected Fitness	22,969	23,497	(2.2)%	41,902	41,998	(0.2)%
Intersegment eliminations	—	—	—%	—	(750)	(100.0)%
Total net revenues	$1,088,245	$1,000,783	8.7%	$2,205,576	$2,048,485	7.7%
NET REVENUES BY SEGMENT

	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
North America	$829,805	$827,132	0.3%	$1,701,076	$1,707,727	(0.4)%
EMEA	103,896	66,193	57.0%	206,751	132,460	56.1%
Asia-Pacific	93,574	49,553	88.8%	179,392	103,175	73.9%
Latin America	38,001	34,408	10.4%	76,455	63,875	19.7%
Connected Fitness	22,969	23,497	(2.2)%	41,902	41,998	(0.2)%
Intersegment eliminations	—	—	—%	—	(750)	(100.0)%
Total net revenues	$1,088,245	$1,000,783	8.7%	$2,205,576	$2,048,485	7.7%
OPERATING INCOME (LOSS) BY SEGMENT

	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
North America	$(5,417)	$28,149	(119.2)%	$(1,703)	$68,244	(102.5)%
EMEA	(4,616)	(2,956)	(56.2)%	(2,987)	(35)	(8,434.3)%
Asia-Pacific	15,249	9,913	53.8%	34,877	27,247	28.0%
Latin America	(8,093)	(8,194)	1.2%	(15,952)	(17,200)	7.3%
Connected Fitness	(1,908)	(7,534)	74.7%	(11,484)	(23,995)	52.1%
Income (loss) from operations	$(4,785)	$19,378	(124.7)%	$2,751	$54,261	(94.9)%

Under Armour, Inc.
As of June 30, 2017, December 31, 2016 and June 30, 2016
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016	June 30, 2016
Assets
Current assets
Cash and cash equivalents	$165,685	$250,470	$121,216
Accounts receivable, net	602,795	622,685	460,955
Inventories	1,168,786	917,491	1,086,749
Prepaid expenses and other current assets	229,204	174,507	180,265
Total current assets	2,166,470	1,965,153	1,849,185
Property and equipment, net	875,005	804,211	712,873
Goodwill	580,446	563,591	580,301
Intangible assets, net	59,866	64,310	70,689
Deferred income taxes	125,358	136,862	118,053
Other long term assets	87,099	110,204	95,823
Total assets	$3,894,244	$3,644,331	$3,426,924
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$150,000	$—	$150,000
Accounts payable	483,210	409,679	332,060
Accrued expenses	232,680	208,750	170,226
Current maturities of long term debt	27,000	27,000	27,000
Other current liabilities	43,649	40,387	30,068
Total current liabilities	936,539	685,816	709,354
Long term debt, net of current maturities	777,717	790,388	838,116
Other long term liabilities	156,217	137,227	108,106
Total liabilities	1,870,473	1,613,431	1,655,576
Total stockholders’ equity	2,023,771	2,030,900	1,771,348
Total liabilities and stockholders’ equity	$3,894,244	$3,644,331	$3,426,924

Under Armour, Inc.
For the Six Months Ended June 30, 2017 and 2016
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$(14,581)	$25,524
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	83,367	67,737
Unrealized foreign currency exchange rate gains	(29,393)	(3,861)
Loss on disposal of property and equipment	715	463
Amortization of bond premium	127	—
Stock-based compensation	24,776	28,623
Excess tax benefit from stock-based compensation arrangements	1,062	37,138
Deferred income taxes	13,735	(23,739)
Changes in reserves and allowances	(8,581)	53,551
Changes in operating assets and liabilities:
Accounts receivable	33,787	(74,566)
Inventories	(227,190)	(296,654)
Prepaid expenses and other assets	(12,541)	3,786
Other non-current assets	451	—
Accounts payable	84,391	145,896
Accrued expenses and other liabilities	33,426	(18,833)
Income taxes payable and receivable	(46,320)	(42,980)
Net cash used in operating activities	(62,769)	(97,915)
Cash flows from investing activities
Purchases of property and equipment	(167,273)	(184,018)
Purchases of property and equipment from related parties	—	(70,288)
Purchases of available-for-sale securities	—	(24,230)
Sales of available-for-sale securities	—	30,712
Purchases of other assets	—	(715)
Net cash used in investing activities	(167,273)	(248,539)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	380,000	1,162,474
Payments on long term debt and revolving credit facility	(243,500)	(807,250)
Employee taxes paid for shares withheld for income taxes	(2,474)	(13,685)
Proceeds from exercise of stock options and other stock issuances	6,638	7,600
Cash dividends paid	—	(2,927)
Payments of debt financing costs	—	(5,250)
Contingent consideration payments for acquisitions	—	(2,424)
Net cash provided by financing activities	140,664	338,538
Effect of exchange rate changes on cash and cash equivalents	4,593	(720)
Net decrease in cash and cash equivalents	(84,785)	(8,636)
Cash and cash equivalents
Beginning of period	250,470	129,852
End of period	$165,685	$121,216

Under Armour, Inc.
For the Quarter Ended June 30, 2017 and 2016
(Unaudited)
The table below presents the reconciliation of net revenue growth calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH RECONCILIATION

Quarter Ended June 30, 2017
Total Net Revenue
Net revenue growth - GAAP	8.7%
Foreign exchange impact	(0.4)%
Currency neutral net revenue growth - Non-GAAP	8.3%

North America
Net revenue growth - GAAP	0.3%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	0.3%

EMEA
Net revenue growth - GAAP	57.0%
Foreign exchange impact	(4.3)%
Currency neutral net revenue growth - Non-GAAP	52.7%

Asia-Pacific
Net revenue growth - GAAP	88.8%
Foreign exchange impact	(1.8)%
Currency neutral net revenue growth - Non-GAAP	87.0%

Latin America
Net revenue growth - GAAP	10.4%
Foreign exchange impact	(1.7)%
Currency neutral net revenue growth - Non-GAAP	8.7%

Total International
Net revenue growth - GAAP	56.8%
Foreign exchange impact	(2.9)%
Currency neutral net revenue growth - Non-GAAP	53.9%

Connected Fitness
Net revenue growth - GAAP	(2.2)%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	(2.2)%

Under Armour, Inc.
For the Year Ended December 31, 2017
(Unaudited)
The tables below present the reconciliation of gross margin calculated in accordance with GAAP to adjusted gross margin, income from operations calculated in accordance with GAAP to adjusted operating income, and diluted net income per share calculated in accordance with GAAP to adjusted diluted earnings per share. Each of these adjusted amounts are non-GAAP financial measures. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED GROSS MARGIN RECONCILIATION

Year Ended December 31, 2017
Gross margin	44.8%
Add: Estimated impact of restructuring(1)	0.40%
Adjusted gross margin	45.2%
ADJUSTED OPERATING INCOME RECONCILIATION

	Year Ended December 31, 2017
(in millions)	Low End	High End
Income from operations	$160	$180
Add: Estimated impact of restructuring(2)	120	120
Adjusted operating income	$280	$300
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Year Ended December 31, 2017
	Low End	High End
Diluted net income per share	$0.18	$0.21
Add: Estimated impact of restructuring(2)	0.19	0.19
Adjusted diluted earnings per share	$0.37	$0.40

(1) The estimated impact of the restructuring plan presented above assumes approximately $20 million of inventory related charges.

(2) The estimated impact of restructuring plan presented above assumes the mid-point of the Company’s estimated range of restructuring and related charges, which is $110-$130 million.

BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	As of June 30,
	2017	2016
Factory House	160	146
Brand House	19	14
North America total doors	179	160

Factory House	45	26
Brand House	44	26
International total doors	89	52

Factory House	205	172
Brand House	63	40
Total doors	268	212